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                                                                    Exhibit 99.1

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                            ADMINISTRATION AGREEMENT


                                      AMONG


                NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST
                                     ISSUER


                                       AND


                         NAVISTAR FINANCIAL CORPORATION
                                  ADMINISTRATOR


                                       AND


                              THE BANK OF NEW YORK
                                INDENTURE TRUSTEE


                           DATED AS OF ______ __, 200_


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     This ADMINISTRATION AGREEMENT, among NAVISTAR FINANCIAL DEALER NOTE MASTER
OWNER TRUST, a Delaware business trust (the "ISSUER"), NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, as administrator (the "ADMINISTRATOR"), and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee (the "INDENTURE TRUSTEE"), is made and entered into as of [____________], 200_.

                              W I T N E S S E T H :

     WHEREAS, the Issuer has entered into the Indenture, dated as of [________], 200_ (as amended and supplemented from time to time, the "INDENTURE"), between the Issuer and the Indenture Trustee, pursuant to which the Issuer may from time to time issue its Dealer Note Asset Backed Notes (the "NOTES") in one or more Series, the terms of which will be set forth in the related Indenture Supplement (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture);

     WHEREAS, the Issuer will enter into indenture supplements from time to time (as amended and supplemented from time to time, each an "INDENTURE SUPPLEMENT"), between the Issuer and the Indenture Trustee for the issuance of a Series of Notes;

     WHEREAS, the Issuer will enter into from time to time a Letter of Representations (as amended and supplemented from time to time, each a "NOTE DEPOSITORY AGREEMENT"), among the Issuer, the Indenture Trustee and The Depository Trust Company relating to a Series of Notes (each Note Depository Agreement, the Indenture and the Series 200_-_ Indenture Supplement being referred to hereinafter collectively as the "RELATED ISSUER DOCUMENTS");

     WHEREAS, pursuant to the Related Issuer Documents, the Issuer and the Master Owner Trust Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "COLLATERAL") and (b) the beneficial ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "OWNERS");

     WHEREAS, the Issuer and the Master Owner Trust Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Master Owner Trust Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Issuer Documents as the Issuer and the Master Owner Trust Trustee may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Master Owner Trust Trustee on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   DUTIES OF THE ADMINISTRATOR.

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     (a)    DUTIES WITH RESPECT TO EACH NOTE DEPOSITORY AGREEMENT, THE INDENTURE
AND EACH INDENTURE SUPPLEMENT.

            (i) The Administrator agrees to perform all the duties of the Issuer and the Master Owner Trust Trustee under each Note Depository Agreement. In addition, the Administrator shall consult with the Master Owner Trust Trustee regarding the duties of the Issuer or the Master Owner Trust Trustee under the Indenture, each Indenture Supplement and each Note Depository Agreement as reasonably practicable. The Administrator shall monitor the performance of the Issuer and shall advise the Master Owner Trust Trustee when action is necessary to comply with the Issuer's or the Master Owner Trust Trustee's duties under the Indenture, each Indenture Supplement and each Note Depository Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Master Owner Trust Trustee to prepare, file or deliver pursuant to the Indenture, each Indenture Supplement or each Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Master Owner Trust Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture or an Indenture Supplement:

                  (A) the delivery of an Officer's Certificate and a Master Owner Trust Opinion of Counsel as to compliance with the Indenture (INDENTURE
SECTION 1.02);

                  (B) the delivery to the Indenture Trustee of the Issuer Certificate (INDENTURE SECTION 2.02);

                  (C) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (INDENTURE SECTIONS 2.04 AND 2.05);

                  (D) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (INDENTURE SECTION 3.05);

                  (E) the delivery to the Indenture Trustee and the Note Rating Agencies of a Tax Opinion, and certain other documents related to a new issuance of Notes (INDENTURE SECTION 3.10);

                  (F) the receipt of a confirmation from the Note Rating Agencies and the delivery to the Trustee and the Note Rating Agencies of a Tax Opinion in regard to a change in the subordination or Overcollateralization Amount for any class of Notes (INDENTURE SECTION 3.11);

                  (G) the duty to cause to be established and maintained the Deposit Account (INDENTURE SECTION 4.02);

                  (H) the giving of written directions to the Indenture Trustee regarding investment of funds on deposit in the Accounts (INDENTURE
SECTION 4.03);

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                  (I)    the giving of demand to the Indenture Trustee to
execute proper instruments acknowledging satisfaction and discharge of the Indenture, and delivery to the Indenture Trustee of an Officer's Certificate and a Master Owner Trust Opinion of Counsel regarding the satisfaction and discharge of the Indenture (INDENTURE SECTION 6.01);

                  (J) the reduction of the Investor Interest of the Collateral Certificate in connection with the cancellation of a Note (INDENTURE
SECTION 6.03);

                  (K) the approval of the appointment of an Authenticating Agent (INDENTURE SECTION 8.14);

                  (L) the preparation of required tax information and delivery thereof to the Indenture Trustee (INDENTURE SECTION 8.15);

                  (M) the furnishing to the Indenture Trustee of the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (INDENTURE SECTION 9.01);

                  (N) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (INDENTURE SECTION 9.05);

                  (O) the completion and delivery to the Indenture Trustee, Master Trust Trustee and the Note Rating Agencies of the Monthly Noteholder's Statement (INDENTURE SECTION 9.07);

                  (P) the completion of the Payment Instruction and delivery of a copy thereof to the Indenture Trustee and the Master Trust Trustee, and notification of the Servicer under the Series 200_-__ Supplement of the information necessary to be provided by the Issuer to calculate the Investor Interest of the Collateral Certificate (INDENTURE SECTION 9.08);

                  (Q) the delivery of a Tax Opinion and an Officer's Certificate, in connection with the amendment of the Indenture or any Indenture Supplement or entering into a supplemental Indenture (INDENTURE SECTIONS 10.01 AND 10.02);

                  (R) the delivery to the Indenture Trustee of a Tax Opinion in connection with the execution of any Indenture Supplement (INDENTURE SECTION 10.03);

                  (S) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (INDENTURE SECTION 11.03);

                  (T) the delivery to the Indenture Trustee and the Note Rating Agencies of an annual compliance statement as specified in the Indenture (INDENTURE SECTION 11.04);

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                  (U)    the doing or causing to be done of all things necessary
to preserve and keep in full force and effect the Issuer's legal existence (INDENTURE SECTION 11.05);

                  (V) at the request of the Indenture Trustee, to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture (INDENTURE SECTION 11.06);

                  (W) the provision of any information to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Exchange Act as applicable (INDENTURE SECTION 11.12);

                  (X) the delivery to the Indenture Trustee of an Officer's Certificate and a Master Owner Trust Tax Opinion in connection with the consolidation or merger of the Issuer, or conveyance or transfer of any of its properties substantially as an entirety to any Person (INDENTURE SECTION 11.14);

                  (Y) the taking of all actions necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee, and all related actions listed in SECTION 13.01 OF THE INDENTURE (INDENTURE SECTION 13.01);

                  (Z) the recording of the Indenture, if applicable (INDENTURE SECTION 13.01);

                  (AA) delivery of an Officer's Certificate in connection with the release of the Collateral (INDENTURE SECTION 13.07);

                  (BB) delivery of each Master Owner Trust Opinion of Counsel regarding the Collateral (INDENTURE SECTION 13.09);

                  (CC) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (INDENTURE SECTION 13.10);

                  (DD) the delivery to the Indenture Trustee of a copy of each agreement with a Noteholder to provide for a method of payment or notices different from that provided for in the Indenture (INDENTURE SECTION 14.06);

                  (EE) the calculation of the Nominal Liquidation Amount of each Series of Notes and the Overcollateralization Amount (INDENTURE SUPPLEMENT);

                  (FF) the appointment and removal of the Calculation Agent (INDENTURE SUPPLEMENT);

                  (GG) the delivery of notice to the Indenture Trustee and Note Rating Agencies of each Event of Default under the Indenture (INDENTURE SECTIONS 7.01 AND 8.02);

                  (HH) the direction to the Paying Agents to pay to the Indenture Trustee all sums held in trust by such Paying Agent (INDENTURE SECTION 11.03);

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                  (II)   the duty to cause the Issuer to maintain an office,
agency or Paying Agent as set forth in the Indenture and to give the Indenture Trustee notice of the location or change in location of such office or agency (INDENTURE SECTION 11.02);

                  (JJ) the preparation of temporary Notes of any class (INDENTURE SECTION 3.04);

                  (KK) the execution of a new Note in exchange for or in lieu of any mutilated, destroyed, lost or stolen Note (INDENTURE SECTION 3.06);

                  (LL) the appointment of a successor Indenture Trustee in event of vacancy in the office of the Indenture Trustee and the provision of notice to each Note Rating Agency of such vacancy and appointment (INDENTURE
SECTION 8.10);

                  (MM) the provision of written notice to the Note Rating Agencies of any merger, conversion, consolidation or succession with respect to the Indenture Trustee (INDENTURE SECTION 8.12);

                  (NN) the notification of the Indenture Trustee when the Notes are admitted to trading on any stock exchange (INDENTURE SECTION 9.03);

                  (OO) the execution and delivery of the Series 200_-_ Notes to the Indenture Trustee for authentication (INDENTURE SUPPLEMENT SECTION 2.03);

                  (PP) the reallocation and redistribution of certain Excess Available Interest Amounts to cover shortfalls in Series Available Interest Amounts (INDENTURE SECTION 5.03);

                  (QQ) the reallocation and redistribution of certain Excess Available Principal Amounts to cover shortfalls in Series Available Principal Amounts (INDENTURE SECTION 5.02);

                  (RR) the duty to cause the Issuer to comply with the requirements of applicable laws (INDENTURE SECTION 11.07); and

                  (SS) the provision of written notice to the Indenture Trustee and the Note Rating Agencies of each Event of Default (INDENTURE SECTION 11.08).

            (ii) The Administrator will indemnify the Master Owner Trust Trustee and its agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Master Owner Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Master Owner Trust Agreement.

     (b)    ADDITIONAL DUTIES.

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            (i)   In addition to the duties of the Administrator set forth
above, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Master Owner Trust Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Issuer or the Master Owner Trust Trustee to prepare, file or deliver pursuant to the Related Issuer Documents, and at the request of the Master Owner Trust Trustee shall take all appropriate action that it is the duty of the Issuer or the Master Owner Trust Trustee to take pursuant to the Related Issuer Documents. Subject to SECTION 5 of this Agreement, and in accordance with the directions of the Master Owner Trust Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Issuer Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Master Owner Trust Trustee and are reasonably within the capability of the Administrator.

            (ii) Notwithstanding anything in this Agreement or the Related Issuer Documents to the contrary, the Administrator shall be responsible for promptly notifying the Master Owner Trust Trustee and the Paying Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner. Any such notice shall specify the amount of any withholding tax required to be withheld by the Paying Agent pursuant to such provision.

            (iii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

     (c)    NON-MINISTERIAL MATTERS.

            (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Master Owner Trust Trustee of the proposed action and the Master Owner Trust Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "NON-MINISTERIAL MATTERS" shall include, without limitation:

                  (A)    the amendment of or any supplement to the Indenture;

                  (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Dealer Notes);

                  (C) the amendment, change or modification of the Related Agreements;

                  (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of

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successor Administrators or successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                  (E)    the removal of the Indenture Trustee.

            (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Issuer Documents, (y) sell the Collateral pursuant to the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

2. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Master Owner Trust Trustee and the Seller at any time during normal business hours and with 48 hours prior notice.

3. COMPENSATION. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $1,500 per month which shall be solely an obligation of the Seller.

4. ADDITIONAL INFORMATION TO BE FURNISHED TO ISSUER. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

5. INDEPENDENCE OF ADMINISTRATOR. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Master Owner Trust Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Master Owner Trust Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Master Owner Trust Trustee.

6. NO JOINT VENTURE. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Master Owner Trust Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on the Administrator, the Issuer or the Master Owner Trust Trustee or (iii) shall be deemed to confer on the Administrator, the Issuer or the Master Owner Trust Trustee any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Master Owner Trust Trustee or the Indenture Trustee.

8.   TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.

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     (a)    This Agreement shall continue in force until the dissolution of the
Issuer, upon which event this Agreement shall automatically terminate.

     (b) Subject to SECTIONS 8(e) AND (f), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

     (c) Subject to SECTIONS 8(e) AND (f), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

     (d) Subject to SECTIONS 8(e) AND (f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

            (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

            (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 120 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

            (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Administrator agrees that if any of the events specified in CLAUSES
(ii) OR (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

     (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

     (f) The appointment of any successor Administrator shall be effective only after each Note Rating Agency confirms in writing that such proposed appointment will not cause a Note Rating Agency Condition.

     (g) The undersigned parties acknowledge that upon the appointment of a successor Servicer pursuant to the Pooling and Servicing Agreement, the Administrator may immediately

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resign and such successor Servicer shall automatically become the Administrator under this Agreement.

9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to SECTION 8(a) or the resignation or removal of the Administrator pursuant to SECTION 8(b),
     (c) OR (d), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to SECTION 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to SECTION 8(b), (c) OR (d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

     (a) if to the Issuer or the Master Owner Trust Trustee, to the Master Owner Trust Trustee Corporate Trust Office, with copies to:

     Navistar Financial Securities Corporation
     c/o Corporation Trust Center
     1209 Orange Street
     Wilmington, Delaware 19801
     Attention: President

     with a copy to:

     Navistar Financial Corporation
     2850 West Golf Road
     Rolling Meadows, IL 60008
     Attention:  General Counsel
     Telecopy:   (847) 734-4090

     (b)    if to the Administrator, to:

     Navistar Financial Corporation
     2850 West Golf Road
     Rolling Meadows, IL 60008
     Attention:  General Counsel
     Telecopy:   (847) 734-4090

     (c)    if to the Indenture Trustee, to:

     The Bank of New York
     101 Barclay Street,
     Floor 8W,

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     New York, New York 10286
     Attention: Corporate Trust ABS Unit
     Telecopy: (__) ___ - ____

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

11. AMENDMENTS. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Master Owner Trust Trustee, without the consent of the Noteholders to cure any ambiguity, to correct or supplement any provisions of this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Master Owner Trust Certificateholders; PROVIDED THAT such amendment will not, in a Master Owner Trust Opinion of Counsel satisfactory to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or Master Owner Trust Certificateholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the written consent of the Master Owner Trust Trustee and the holders of Notes evidencing at least a majority of the Outstanding Principal Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Master Owner Trust Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the holders of Notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Seller and the Issuer, which permission shall not be unreasonably withheld. Promptly after the execution of such amendment or consent, the Administrator shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

12. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Master Owner Trust Trustee and subject to receipt of a confirmation from each Note Rating Agency that such assignment will not cause a Note Rating Agency Condition. An assignment with such consent and confirmation, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Master Owner Trust Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Master Owner Trust Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

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13.  GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE
     LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

14. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. NOT APPLICABLE TO NAVISTAR FINANCIAL CORPORATION IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation Navistar Financial may have in any other capacity.

18.  LIMITATION OF LIABILITY OF MASTER OWNER TRUST TRUSTEE AND INDENTURE
     TRUSTEE.

     (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chase Manhattan Bank USA, National Association not in its individual capacity but solely in its capacity as Master Owner Trust Trustee of the Issuer and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Master Owner Trust Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of ARTICLES V AND VI of the Master Owner Trust Agreement.

     (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by the Indenture Trustee not in its individual capacity but solely as Indenture Trustee and in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

19. THIRD-PARTY BENEFICIARY. The Master Owner Trust Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

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20.  NO PETITION COVENANT. Notwithstanding any prior termination of this
     Agreement, the Master Owner Trust Trustee (as such and in its individual capacity) and the Administrator hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer or the Seller under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or any substantial part of either of their properties, or ordering the winding up or liquidation of the affairs of the Issuer or the Seller.

21. LIMITATION ON CONFIDENTIALITY. Each of the undersigned parties agrees to comply with SECTION 14.11 of the Indenture.

                                   * * * * * *

                                       13
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       NAVISTAR FINANCIAL DEALER NOTE
                                       MASTER OWNER TRUST

                                       By: Chase Manhattan Bank USA, National
                                           Association,not in its individual
                                           capacity  but  solely as Master Owner
                                           Trust Trustee

                                           By:
                                              -----------------------------
                                           Name:
                                           Title:


                                       THE BANK OF NEW YORK, not in its
                                       individual capacity but solely as
                                       Indenture Trustee

                                       By:
                                          -------------------------------
                                       Name:
                                       Title:


                                       NAVISTAR FINANCIAL
                                       CORPORATION, as Administrator

                                       By:
                                          -------------------------------
                                       Name:
                                       Title: